UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 30, 2009

DexCom, Inc.

(Exact Name of the Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-51222	33-0857544
(Commission File Number)	(IRS Employer Identification No.)

6340 Sequence Drive, San Diego, CA	92121
(Address of Principal Executive Offices)	(Zip Code)

(858) 200-0200

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On July 30, 2009, DexCom, Inc. (“DexCom”), entered into (i) a Letter of Amendment, amending the Amended and Restated Joint Development Agreement dated January 12, 2009, and (ii) Amendment No. 1 to the Commercialization Agreements, amending the OUS Commercialization Agreement dated January 12, 2009 (collectively, the “Amendments”), each with Animas Corporation (“Animas”). Pursuant to the Amendments, DexCom will collaborate with Animas to develop a modified version of DexCom’s transmitter to support a single, global CGM-enabled insulin pump launch by Animas. DexCom is entitled to receive a one-time $1 million milestone payment upon the achievement of performance qualification of a manufacturing line for the modified transmitter and is also entitled to receive an additional one-time $4 million payment upon the first regulatory body approval outside the United States for the new system. The Letter of Amendment modifies the original $5.0 million milestone payment that DexCom was entitled to receive upon receipt of a CE Mark for the first commercializable OUS product. Pursuant to Amendment No. 1 to the Commercialization Agreements the initial term of the OUS Commercialization Agreement is three years from the first commercial product launch, but no later than three years after December 31, 2010.

ITEM 2.02. RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

On August 3, 2009, DexCom issued a press release announcing its financial results for the quarter ended June 30, 2009 and certain other information. This press release has been furnished as Exhibit 99.01 to this report and is incorporated herein by this reference.

The information in this Item 2.02, including Exhibit 99.01 hereto, is furnished pursuant to Item 2.02 of Form 8-K, and is not deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section. The information contained herein and in the accompanying exhibit is not incorporated by reference in any filing of DexCom under the Securities Act of 1933 or the Securities Exchange Act of 1934, whether made before or after the date hereof and irrespective of any general incorporation language in any filings.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

Number	Description
99.01	Press release dated August 3, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DEXCOM, INC.

By:	/s/ Steven R. Pacelli Steven R. Pacelli Chief Administrative Officer

Date: August 3, 2009

Exhibit Index

Number	Description
99.01	Press release dated August 3, 2009.